UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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        In re                       :
                                    :
                                    :     Chapter 11
HOME HOLDINGS INC.,                 :     Case No. 98 B 40319 (JHG)
                                    :
                        Debtor.     :
                                    :
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                 NOTICE OF (a) HEARING ON APPROVAL OF DISCLOSURE
                   STATEMENT AND (b) DEADLINES AND PROCEDURES
                  FOR FILING OBJECTIONS TO DISCLOSURE STATEMENT

TO ALL CREDITORS, EQUITY SECURITY HOLDERS, AND OTHER PARTIES IN INTEREST:

            PLEASE TAKE NOTICE that Home Holdings Inc. (the "Debtor"), as debtor and debtor-in-posses sion, is seeking approval of its Disclosure Statement, dated January 15, 1998 (the "Disclosure Statement"), from the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court").

            PLEASE TAKE FURTHER NOTICE that this notice is not a solicitation of acceptances or rejections of the Debtor's proposed plan of reorganization and that acceptances may not be solicited unless and until the Disclosure Statement is approved by the Bankruptcy Court.

            PLEASE TAKE FURTHER NOTICE that, on the Debtor's motion, dated January 15, 1998 (the "Scheduling Motion"), the Bankruptcy Court entered an order, dated January 15, 1998 (the "Scheduling Order"), pro viding, among other things, that:


                         HEARING ON DISCLOSURE STATEMENT

            1. The hearing to consider the adequacy of information contained in the Disclosure Statement (the "Disclosure Statement Hearing") will commence on February 27, 1998 at 9:30 a.m. Eastern Standard Time before the Honorable Jeffry
H. Gallet, United States Bankruptcy Judge, United States Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004-1408. The Disclosure Statement Hearing may be continued from time to time by announcing such continuance in open court or otherwise, all without further notice to parties in interest.


                DEADLINES AND PROCEDURES FOR FILING OBJECTIONS TO
                        ADEQUACY OF DISCLOSURE STATEMENT

            2. February 20, 1998 at 5:00 p.m. Eastern Standard Time is fixed as the last date and time for filing and serving objections or proposed modifications to the Disclosure Statement (or to any of the other procedures stated herein).

            3. To be considered by the Bankruptcy Court, objections or proposed modifications (if any) to the Disclosure Statement (or to any of the other procedures stated herein) must (a) be in writing, (b) comply with the Bankruptcy Rules and the General Orders of the Bankruptcy Court, (c) set forth the name of the objector, and the nature and the amount of any claim or interest asserted by the objector against the estate or property of the Debtor, (d) state with particularity the legal and factual basis for such objection or proposed modification, and (e) be filed with the Bankruptcy Court (including a copy for Chambers), together with proof of service, and served by personal service or by overnight delivery, so as to be RECEIVED no later than the February 20, 1998 at 5:00 p.m. Eastern Standard Time
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by: (1) Skadden, Arps, Slate, Meagher & Flom LLP, attorneys for the Debtor, 919
Third Avenue, New York, New York 10022-3897, Att'n: Kayalyn A. Marafioti, Esq.;
(2) Anderson Kill & Olick, P.C., attorneys for the Unofficial Senior Noteholders' Committee, 1251 Avenue of the Americas, New York, New York 10020-1182, Att'n: Anthony Princi, Esq.; (3) Paul, Weiss, Rifkind, Wharton & Garrison, attorneys for Zurich Centre Resource Limited, 1285 Avenue of the Americas, New York, New York 10019-6064, Att'n: Alan W. Kornberg, Esq.; (4) Simpson Thatcher & Bartlett, attorneys for Trygg-Hansa AB, 425 Lexington Avenue, New York, New York 10017-3909, Att'n: Lillian Kraemer, Esq.; (5) Sheehan Phinney Bass & Green, attorneys for the New Hampshire Insurance Department, 1000 Elm Street, P.O. Box 3701, Manchester, New Hampshire 03105-3701, Att'n: Bruce A. Harwood, Esq.; and (6) the Office of the United States Trustee, 80 Broad Street, New York, New York 10004. OBJECTIONS OR MODIFICATIONS NOT TIMELY FILED AND SERVED IN THE MANNER SET FORTH ABOVE SHALL NOT BE CONSIDERED AND SHALL BE OVERRULED.

            PLEASE TAKE FURTHER NOTICE that any party in interest wishing to obtain a copy of the Disclosure Statement, the Plan, any exhibits to those documents, the Scheduling Motion, or the Scheduling Order may request such copies by contacting the voting agent, MacKenzie Partners, Inc., 156 Fifth Avenue, New York, New York 10010, (212) 929-5500. All such copies shall be provided at the expense of the party requesting the documents unless otherwise specifically required by Bankruptcy Rule 3017(d). All documents that are filed with the Bankruptcy Court may be reviewed during regular business hours (from 9:30 a.m. to 4:30 p.m. weekdays, except legal holidays) at the Bankruptcy Court, One Bowling Green, New York, New York 10004-1408.

Dated:  New York, New York
        January 23, 1998


                                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                      Attorneys for Home Holdings Inc., Debtor and Debtor-in-Possession
                                    919 Third Avenue
                                    New York, New York 10022-3897
                                    (212) 735-3000
                                    Kayalyn A. Marafioti (KM 9362)
                                    Stephanie R. Schwartz (SS 3000)